UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 14, 2009

  Hampton Roads Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

999 Waterside Drive, Suite 200, Norfolk, Virginia 23510
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (757) 217-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendment to Articles of Incorporation or Bylaws.

On December 10, 2009, Hampton Roads Bankshares, Inc. (the “Company”) reported that its shareholders had approved an amendment to the Company’s Amended and Restated Articles of Incorporation, as amended, to increase the number of shares of common stock that the Company is authorized to have issued and outstanding to 100,000,000 shares (the “Amendment”). On December 14, 2009, the Company effected the Amendment, filing its Articles of Amendment with the Commonwealth of Virginia State Corporation Commission for the purpose of increasing the number of authorized shares of common stock to 100,000,000.

A copy of the Amended and Restated Articles of Incorporation of the Company reflecting the Amendment described above is being filed herewith as Exhibit 3.1 and is incorporated into this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits.

Ex. 3.1	Amended and Restated Articles of Incorporation of Hampton Roads Bankshares, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

Date: December 16, 2009	By:	/s/ John A.B. Davies, Jr.
John A.B. Davies, Jr.
President and Chief Executive Officer

Exhibit Index

Ex. 3.1	Amended and Restated Articles of Incorporation of Hampton Roads Bankshares, Inc.